  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1996

                                                     REGISTRATION NO. 333-09771
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              MMI COMPANIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
               DELAWARE                              36-3263253
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
       540 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015-5290 (847) 940-7550 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            WAYNE A. SINCLAIR, ESQ.
                              MMI COMPANIES, INC.
       540 LAKE COOK ROAD, DEERFIELD, ILLINOIS 60015-5290 (847) 940-7550
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
        JERALD P. ESRICK, ESQ.                JOHN S. D'ALIMONTE, ESQ.
    WILDMAN, HARROLD, ALLEN & DIXON           WILLKIE FARR & GALLAGHER
         225 WEST WACKER DRIVE                   ONE CITICORP CENTER
              SUITE 3000                        153 EAST 53RD STREET
        CHICAGO, ILLINOIS 60606               NEW YORK, NEW YORK 10022
            (312) 201-2508                         (212) 821-8000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting discounts and commissions) payable by the Company in connection with the issuance and distribution of the shares of Common Stock pursuant to the Prospectus contained in this Registration Statement.

      Securities and Exchange Commission registration fee.............. $ 32,755
      NYSE filing fee..................................................   34,000
      NASD filing fee..................................................    9,999
      Accountants' fees and expenses...................................   75,000
      Legal fees and expenses..........................................   75,000
      Blue Sky fees and expenses.......................................   10,000
      Printing and engraving...........................................   50,000
      Miscellaneous expenses...........................................   13,246
                                                                        --------
          Total........................................................ $300,000
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Registrant, being incorporated under the General Corporation Law of the State of Delaware (the "GCL"), is empowered by Section 145 of the GCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("Corporate Persons"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  Article XIV of the Registrant's by-laws provides for indemnification and insurance on behalf of the Corporate Persons. Article XIV provides that the Registrant will indemnify any Corporate Person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (an "Action") by reason of the fact that he or she is or was a Corporate Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. With respect to an Action by or in the right of the Registrant, Article XIV also provides that no indemnification shall be made in respect of any claim, issue or matter as to which the Corporate Person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, except to the extent that, the court in which the Action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent that a Corporate Person has been successful in the defense of any Action, or in the defense of any claim, issue or matter therein, Article XIV provides that he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification under Article XIV (unless ordered by a court) will be made only as authorized in the specific case, upon a determination, reasonably made, that indemnification is proper in the circumstances because the Corporate Person has met the applicable standards of conduct. Such determination may be made (i) by the board of directors of the Registrant by a majority vote of a quorum consisting of directors who were not parties to such Action, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Registrant by a majority vote of a quorum consisting of stockholders who were not parties to such action. Also, Article XIV provides that the Registrant will pay the expenses incurred in defending an Action in advance of the final disposition of such Action as authorized by the board of directors of the Registrant in the specific case upon receipt of an undertaking by or on behalf of the Corporate Person to repay such amount. The indemnification provided by
Article XIV is not exclusive of any other rights of indemnification to which Corporate Persons may be entitled. Article XIV also authorizes the Registrant to purchase insurance on behalf of any Corporate Person against any liability incurred by him or her in, or arising out of, his or her status as a Corporate Person, whether or not the Registrant would have the power to indemnify him or her against such liability.

  Article Ninth of the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the GCL, as the same may be amended or supplemented, or any corresponding provision of the GCL, the personal liability of directors. That paragraph allows corporations incorporated under the GCL to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. However, that paragraph does not allow corporations to limit the liability of a director (i) for any breach of his or her duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption or (iv) for any transaction for which the director derived an improper personal benefit.

  The Company maintains liability insurance for its directors and officers.

ITEM 16. EXHIBITS

      1.1      Form of Underwriting Agreement.
      5.1      Opinion of Wildman, Harrold, Allen & Dixon.
     23.1      Consent of Ernst & Young LLP.+
               Consent of Wildman, Harrold, Allen & Dixon (contained in Exhibit
     23.2      5.1).
     24.1      Powers of attorney.+
     27.1      Financial data schedule, December 31, 1995.+
     27.2      Financial data schedule, June 30, 1996.**
               Information from reports furnished to state insurance regulatory
     28.1      authorities.*

- --------
+Previously filed.

 *Incorporated herein by reference to Report on Form 10-K dated December 31,
   1995, Commission File No. 1-11920.
**Incorporated herein by reference to Report on Form 10-Q dated June 30, 1996,
   Commission File No. 1-11920.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) That, for purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on September 16, 1996.

                                          MMI Companies, Inc.

                                                /s/ B. Frederick Becker
                                          By: _________________________________
                                                    B. Frederick Becker
                                               Chairman and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
    /s/ B. Frederick Becker          Chairman, Chief Executive     September 16, 1996
____________________________________   Officer and Director
        B. Frederick Becker

      /s/ Paul M. Orzech             Executive Vice President and  September 16, 1996
____________________________________   Chief Financial Officer
           Paul M. Orzech

     /s/ Joseph R. Herman            Vice President and            September 16, 1996
____________________________________   Controller
          Joseph R. Herman

                 *                   Director                      September 16, 1996
____________________________________
          Richard R. Barr

                 *                   Director                      September 16, 1996
____________________________________
        James A. Block, M.D.

                 *                   Director                      September 16, 1996
____________________________________
         George B. Caldwell

                 *                   Director                      September 16, 1996
____________________________________
        F. Laird Facey, M.D.

                 *                   Director                      September 16, 1996
____________________________________
         William M. Kelley

                 *                   Director                      September 16, 1996
____________________________________
     Andrew David Kennedy, Esq.

                 *                   Director                      September 16, 1996
____________________________________
        Timothy R. McCormick

                 *                   Director                      September 16, 1996
____________________________________
         Gerald L. McManis


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


                 *                   Director                      September 16, 1996
____________________________________
          Scott S. Parker

                 *                   Director                      September 16, 1996
____________________________________
          Edward C. Peddie

                 *                   Director                      September 16, 1996
____________________________________
          Anthony J. Perry

                 *                   Director                      September 16, 1996
____________________________________
         Joseph D. Sargent

                 *                   Director                      September 16, 1996
____________________________________
         Marshall Whisnant

- --------

*By his signature below, B. Frederick Becker, pursuant to duly executed powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 2 to Registration Statement on behalf of the above listed persons designated by asterisks, in the capacities set forth opposite their respective names.

                                                /s/ B. Frederick Becker
                                          By: _________________________________
                                                    B. Frederick Becker
                                                     Attorney-in-fact

                                 EXHIBIT INDEX

      1.1      Form of Underwriting Agreement.
      5.1      Opinion of Wildman, Harrold, Allen & Dixon.
     23.1      Consent of Ernst & Young LLP.+
               Consent of Wildman, Harrold, Allen & Dixon (contained in Exhibit
     23.2      5.1).
     24.1      Powers of attorney.+
     27.1      Financial data schedule, December 31, 1995.+
     27.2      Financial data schedule, June 30, 1996.**
               Information from reports furnished to state insurance regulatory
     28.1      authorities.*

- --------
+Previously filed.

*Incorporated herein by reference to Report on Form 10-K dated December 31,
   1995, Commission File No. 1-11920.
**Incorporated herein by reference to Report on Form 10-Q dated June 30, 1996,
   Commission File No. 1-11920.